UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2009

PRIVATEBANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	000-25887	36-3681151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
120 S. LaSalle St. Chicago, Illinois		60603 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (312) 564-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

On February 20, 2009, Ralph B. Mandell, Chairman of the Board of Directors of PrivateBancorp, Inc. (the “Company”), entered into a written sales plan intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934 (the “Sales Plan”) and the Company’s Statement of Policy on Insider Trading.  Mr. Mandell’s Sales Plan is part of his long-term investment strategy to diversify his assets and provides for the sale of up to 125,000 shares of the Company’s common stock between March 20, 2009 and February 19, 2010.  Mr. Mandell currently beneficially owns approximately 1,031,650 shares of the Company’s common stock.  Under the Sales Plan, the shares will be sold on the open market at prevailing market prices, subject to certain minimum price thresholds. Mr. Mandell’s prior sales plan dated March 14, 2008 was terminated pursuant to its terms.

Rule 10b5-1 allows officers and directors to adopt written, prearranged stock trading plans when they do not have material, non-public information.  Once a plan is established, trades may be executed at times when the insider is in possession of material non-public information, based on the application of a formula or binding instruction determined at the time the plan was established.

Any transactions under the Sales Plan will be reported by Mr. Mandell through the filing of reports on Form 144 and Form 4 with the Securities and Exchange Commission, as appropriate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2008	PRIVATEBANCORP, INC. By: /s/ Larry D. Richman Larry D. Richman President and Chief Executive Officer By: /s/ Mark P. Holmes Mark P. Holmes Interim Chief Financial Officer